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                                                                    Exhibit 23.2



                        Consent of Deloitte & Touche LLP


We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No.333-63797 of FirstMerit Corporation of our report dated January 26, 1996, related to Signal Corp (formerly known as FirstFederal Financial Services Corp) for the year ended December 31, 1995 appearing in Form 8-K dated August 31, 1998 of FirstMerit Corporation and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Columbus, Ohio
October 15, 1998